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                                                                       EXHIBIT A

FOR IMMEDIATE RELEASE
CHOICETEL COMMUNICATIONS, INC.
Contact: Jeffrey R. Paletz, President
         (612) 544-1260

        CHOICETEL ANNOUNCES ENTRY INTO PUERTO RICO AND SECOND QUARTER RESULTS

ChoiceTel Communications today announced its entry into the Puerto Rico pay telephone market and its third consecutive quarter of profitability since going public in November 1997.

ChoiceTel Communications has signed contracts for the installation of over 600 pay phones including a contract with Pueblo International Inc., the dominant grocery store chain with 45 stores throughout the island of Puerto Rico.

C.E.O Jeffrey Paletz stated "I am extremely pleased with our rapid success in the Puerto Rico market, which only recently was opened to competition. The contracts signed to date represent more locations for pay telephones than ChoiceTel signed in its first three years of operations in Minnesota, our first market. I believe Puerto Rico, a U.S. territory, is an excellent market, with year round access to outdoor pay phones, a high population density, a greater reliance on pay telephones by the general population, and a skilled workforce that will be able to meet our standard of superior customer service."

Carol Lugo, ChoiceTel's head of Puerto Rico sales, and a Puerto Rican native commented, "Our new clients are happy to have a supplier dedicated solely to pay telephones. ChoiceTel's competitive revenue sharing and seven day a week repair service is something new for our business partners in Puerto Rico, and is being very well received."

Based on the results of the first 72 phones installed through August 7, ChoiceTel believes that a substantial number of the phones are financially viable. Installations to date have been hampered by the strike of Puerto Rico Telephone, Puerto Rico's local exchange carrier, which ran for 45 days and ended July 28.

Second quarter earnings were $22,980 or one cent per share compared to a loss in 1997 in the second quarter of $14,632 or one cent per share. Earnings for the first half of 1998 were $75,008 or three cents per share compared to a loss for the first half of 1997 of $162,678 or eight cents per share. The second quarter 1998 earnings were negatively impacted by $60,000 or two cents per share by startup costs in Puerto Rico. ChoiceTel Communications acquisition of Jay Telephone Vending on June 30, 1998 had no material impact on the second quarter 1998 results. As of June 30, ChoiceTel was operating approximately 4,275 pay phones, including those acquired from Jay Telephone Vending.

Certain information included in this press release contains statements that are forward-looking (as defined in Section 27A of the Securities Act of 1933, as amended), such as statements relating to the Company's expectation of the performance of phones installed or under contract to be installed in Puerto Rico. Unanticipated delays in installation, operating costs not consistent with the Company's existing installed base of phones or below-average utilization of phones may adversely affect the results of operations in Puerto Rico.

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                    CHOICETEL COMMUNICATIONS, INC. AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF OPERATIONS
                 THREE MONTHS ENDED JUNE 30, 1997 AND 1998 (UNAUDITED) SIX MONTHS ENDED JUNE 30, 1997 AND 1998 (UNAUDITED)


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                                                           THREE MONTHS ENDED                    SIX MONTHS ENDED
                                                                JUNE 30,                           JUNE 30,
                                                      --------------------------          -------------------------
                                                           1997          1998                 1997          1998
                                                      -----------    -----------          -----------   -----------
Service revenue. . . . . . . . . . . . . . . . . .    $ 1,791,638    $ 2,015,074         $ 3,120,000    $ 3,998,755
Cost of service. . . . . . . . . . . . . . . . . .        917,193        920,051           1,719,284      1,851,712
                                                      -----------    -----------          -----------   -----------
Gross margin . . . . . . . . . . . . . . . . . . .        874,445      1,095,023           1,400,716      2,147,043
                                                      -----------    -----------          -----------   -----------
Selling, general and admin:
  Salary and benefits. . . . . . . . . . . . . . .        338,097        435,962             586,585        804,196
  Travel and related . . . . . . . . . . . . . . .         35,869         47,983              61,992         90,025
  Office and overhead. . . . . . . . . . . . . . .         88,337        186,781             165,205        339,941
                                                      -----------    -----------          -----------   -----------
                                                          462,303        670,726             813,782      1,234,162
Depreciation and amortization. . . . . . . . . . .        193,702        289,677             402,147        581,174
Interest . . . . . . . . . . . . . . . . . . . . .        181,886         32,659             324,920         73,144
Sales tax contingency. . . . . . . . . . . . . . .         59,065         63,841             110,140        133,550
                                                      -----------    -----------          -----------   -----------
                                                          896,956      1,056,903           1,650,989      2,022,029
                                                      -----------    -----------          -----------   -----------
Income (loss) before income taxes. . . . . . . . .        (22,511)        38,120            (250,273)       125,014
Provision for income taxes . . . . . . . . . . . .         (7,879)        15,140             (87,595)        50,006
                                                      -----------    -----------          -----------   -----------
Net income (loss). . . . . . . . . . . . . . . . .    $   (14,632)    $   22,980          $ (162,678)   $    75,008
                                                      -----------    -----------          -----------   -----------
                                                      -----------    -----------          -----------   -----------
Per share net income (loss)  . . . . . . . . . . .    $     (0.01)    $     0.01          $    (0.08)   $      0.03
                                                      -----------    -----------          -----------   -----------
                                                      -----------    -----------          -----------   -----------
Shares outstanding-weighted average  . . . . . . .      1,948,489      2,915,006           1,951,516      2,915,006
Per share diluted net income . . . . . . . . . . .                    $     0.01                        $      0.03
                                                                     -----------                        -----------
                                                                     -----------                        -----------
Shares outstanding-diluted . . . . . . . . . . . .                     2,943,577                          2,943,577

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